ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                        OF ALEC BRADLEY CIGAR CORPORATION
                                DECEMBER 17, 1997

                                R E C I T A L S:
                                 - - - - - - - -



1. Alec Bradley Cigar Corporation, is a Florida corporation ("Company") whose Articles of Incorporation were originally filed with the Department of State of the State of Florida on July 15, 1996;

2. The Board of Director(s) and Shareholder(s) of the Company, by Written Consent dated effective July 25, 1997, pursuant to Florida Statutes Section 607.1003, by 100% affirmative vote of all Director(s) and Shareholder(s), resolved, among other things, that the following amendments were authorized and approved, and were so adopted on such date, with the Articles of Incorporation of the Company being amended as set forth below, and

3. Pursuant to the Written Consent, the President of the Company was authorized, empowered and directed to sign and file these Articles of Amendment with the Department of State of Florida to amend the Articles of Incorporation as follows:

                                R E S O L V E D:
                                ----------------

                           ARTICLE III - CAPITAL STOCK

A. The Company is authorized to issue 30,000,000 shares of Common Stock, which shall be designated "Common Stock," with a par value of $.001 per share.

B. The Company is authorized to issue 1 million shares of Preferred Stock, with a par value of $.001 per share.


The undersigned, the President of the Company, hereby executes these Articles of Amendment of the Articles of Incorporation of the above Company on behalf of the Company.

                                                     ALEC BRADLEY CIGAR
                                                     CORPORATION


                                                     By:/s/Alan Rubin
                                                        -------------
                                                        Alan V. Rubin, President
Dated: December 17, 1997

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                        OF ALEC BRADLEY CIGAR CORPORATION
                                  JULY 25, 1997

                                R E C I T A L S:
                                 - - - - - - - -


1. Alec Bradley Cigar Corporation, is a Florida corporation ("Company") whose Articles of Incorporation were originally filed with the Department of State of the State of Florida on July 15, 1996;

2. The Board of Director(s) and Shareholder(s) of the Company, by Written Consent dated effective July 25, 1997, pursuant to Florida Statutes Section 607.1003, by 100% affirmative vote of all Director(s) and Shareholder(s), resolved, among other things, that the following amendments were authorized and approved, and were so adopted on such date, with the Articles of Incorporation of the Company being amended as set forth below, and

3. Pursuant to the Written Consent, the President of the Company was authorized, empowered and directed to sign and file these Articles of Amendment with the Department of State of Florida to amend the Articles of Incorporation as follows:

                                R E S O L V E D:
                                ----------------

1. Article III - Capital Stock of the Articles of Incorporation of the Company is hereby deleted in its entirety and the following is substituted:

                           ARTICLE III - CAPITAL STOCK

A. The Company is authorized to issue 30,000,000 shares of Common Stock, which shall be designated "Common Stock," with a par value of $.0001 per share.

B. The Company is authorized to issue 1 million shares of Preferred Stock, with a par value of $.0001 per share.

2. Article IX - Indemnification of the Articles of Incorporation is hereby deleted in its entirety and the following is substituted:

                          ARTICLE IX - INDEMNIFICATION

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the

Corporation; or (iv) is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

3.  The following articles are added to the Articles of Incorporation.

                           ARTICLE VI - CONTROL SHARES

The Corporation elects not to be governed by Florida Statute Section 607.0902, as amended from time to time, relating to control share acquisitions.

                      ARTICLE VII - AFFILIATED TRANSACTIONS

The Corporation elects not to be governed by Florida Statute Section 607.0901, as amended from time to time, concerning affiliated transactions.

                          ARTICLE XIII - CORPORATE LIFE

The life of the corporation is perpetual.

The undersigned, the President of the Company hereby executes these Articles of Amendment of the Articles of Incorporation of the above Company on behalf of the Company.

                                               ALEC BRADLEY CIGAR
                                               CORPORATION

                                               By: /s/ Alan V. Rubin
                                                  --------------------------
                                                  Alan V. Rubin, President
Dated: July 25, 1997


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